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                        EXECUTIVE EMPLOYMENT AGREEMENT


                  THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is executed this 5th day of September, 2001 by and between Zeev Stein (the "Employee"), and Orbit/FR, Inc., a Delaware corporation (the "Company").

         WHEREAS, Employee has served as Chairman of the Company continuously since December 31, 1998; and

         WHEREAS, Employee and the Company desire to formalize the terms of Employee's employment by the Company.


                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1.       Employment and Term.

         1.1. This Agreement shall, upon its execution and approval by the Company's board of directors, be deemed effective as of January 1, 2001 and shall continue until this Agreement is terminated pursuant to Section 7 hereof. Upon the effective time of this Agreement, the employment of Employee by the Company pursuant hereto shall be deemed to have commenced on December 31, 1998 (the "Commencement Date"). The period from the Commencement Date until the termination of this Agreement is referred to as the "Employment Term."

         1.2. During the Employment Term, Employee shall continue to serve as Chairman (the "Position") of the Company.

2. Duties. During the Employment Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full time, attention, skill and efforts to the performance of the duties required by or appropriate for the Position. Employee agrees to assume such duties and responsibilities as may be customarily incident to such a position, and such additional and other duties as may be assigned to Employee from time to time by the Board of Directors of the Company.

3. Other Business Activities. During the Employment Term, Employee will not, without the prior written consent of the Company's board of directors, directly engage in any other business activities or pursuits whatsoever, except activities in connection with academic, charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided, that a service by Employee in whatever capacity for the benefit of any affiliate of the Company shall be permitted as long as such activity does not


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interfere with his performance of his responsibilities and obligations pursuant to this Agreement; provided, further, that the Company shall not unreasonably withhold its consent to Employee's engagement in any other business activity which is not reasonably expected to interfere with the performance of Employees duties hereunder.

4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder, and for Employee's covenants provided for in Sections 5 and 6 hereof, the compensation set forth in this Section 4.

         4.1. Base Salary. The Company shall pay Employee an initial base salary (the "Base Salary") at the annual rate of one hundred twenty thousand dollars ($120,000). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company, or are requested to be withheld by Employee, and shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect.

         4.2. Bonus Program. Employee shall be entitled to participate in the management incentive program (the "Bonus Program") established for the benefit of the executive employees of the Company and its subsidiaries (collectively referred to herein as the "Orbit Group"), pursuant to which executive employees of the Orbit Group may be awarded an annual bonus (the "Bonus") (inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company) based upon the achievement (during any calendar year) of such written individual and corporate annual objectives (the "Objectives") as the Company's Board of Director shall determine.

         4.3. Fringe Benefits. Employee shall be entitled to health, life and disability insurance and other fringe benefit programs (including a 401(k) or similar plan funded by Employee) (collectively the "Benefits") of the Company on terms and conditions as are customary for executives in the Company's industry.

         4.4. Reimbursement of Expenses. Employee shall be reimbursed for all normal items of travel and entertainment and miscellaneous expenses reasonably incurred by him on behalf of Company, provided that such expenses are documented and submitted to the Company all in accordance with the reimbursement policies of the Company as in effect from time to time.

         4.5. Vacation and Sick Days. Employee shall be entitled initially to an aggregate of 23 work days vacation per year. Employee shall be entitled to such paid sick days as applicable to other Company executives, but in any event no less than 23 work days per year. Employee may accrue unused sick days from year to year but may not redeem any unused sick days for cash. Any unused sick days shall expire upon termination of this Agreement.

         4.6. Company Car and Cellphone. The Company shall provide Employee with a cellphone and a car (suitable for the Position), at the Company's expense, for the exclusive use by Employee for his business and personal purposes.

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5.       Confidentiality.

         5.1. Employee recognizes and acknowledges that he will obtain Proprietary Information (as hereinafter defined) of the Company and other Orbit Group entities in the course of his employment as an executive employee of the Company. Employee further recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of the Company and the Orbit Group. As a result, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets (the "Proprietary Information") of the Company or any other Orbit Group entity revealed, obtained or developed in the course of his employment with the Company. Nothing contained herein shall restrict Employee's ability to make such disclosures during the course of the employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for the Position or as such disclosures may be required by law. Furthermore, nothing contained herein shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 5.

         5.2. All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the respective Orbit Group entity. During the Employment Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for the Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Upon the termination of his employment with the Company, he shall return to the Company all originals and copies of the foregoing then in the possession, whether prepared by Employee or by others.

6.       Covenant not to Compete.

         6.1. To further induce the Company to enter into this Agreement, Employee covenants that he shall not, during the Employment Term and for a period of six (6) months after termination hereof for any reason whatsoever (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company's board of directors:

                  6.1.1. engage in any business activity competitive with the business of the Company or any other Orbit Group entity (collectively the "Business") as conducted during the Employment Term; or

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                  6.1.2.   become interested (as owner, stockholder, lender,
partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business as conducted during the Employment Term, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the Business as conducted during the Employment Term (notwithstanding the foregoing, Employee may hold not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business as conducted during the Employment Term).

7.       Termination.

         7.1. Any notice of termination of this Agreement by either party shall be delivered to the other party in writing.

         7.2. The Company may terminate this Agreement upon twelve (12) months prior written notice to Employee. Employee may terminate this Agreement upon six (6) months prior written notice to the Company. (The period following a notice of termination and until the effective time of such termination shall be referred to herein as the "Termination Period"). During the Termination Period, Employee shall in good faith assist the Company in the orderly transition of his duties to his successor or such other person designated by the Company's board of directors.

         7.3. Notwithstanding the provisions set forth in Section 7.2 above, the Company may terminate this Agreement for Cause (as defined below) effective immediately, or at such later date as determined by the Company's board of directors. The term "Cause" shall mean the occurrence of any one of the following:

                  7.3.1. Employee has committed a willful misconduct in carrying out his duties hereunder and either continues to commit willful misconduct for a period of, or fails to cure the results of his willful misconduct within, 30 days after written notice from the board of directors to Employee thereof;

                  7.3.2. conduct of Employee involving any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of the employment;

                  7.3.3.   conviction of a felony;  or

                  7.3.4. commission by Employee of an intentional tort or an act involving constituting fraud.

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         7.4.     Notwithstanding the provisions of Section 7.3 above, the
Company may, at its discretion, discontinue Employee's active employment during the Termination Period (or any part thereof); provided, that, unless Employee has discontinued his active employment during the Termination Period as contemplated herein, for all purposes Employee's remployment under this Agreement shall be deemed to have continued, and Employee shall be entitled to all his Employment benefits contemplated herein (including, without limitation, salary, benefits and use of Company paid car and cell-phone) (collectively the "Compensation"), through the end of the Termination Period.

         7.5. Without limiting the generality of the foregoing, Employee shall be entitled to continue receiving his Compensation during the Termination Period regardless whether Employee continues to serve as Chairman of the Company during such period.

         7.6. In further consideration for Employee's covenants not to compete and confidentiality set forth in Sections 5 and 6 hereof, Employee shall be entitled to continue receiving the Compensation applicable during the Termination Period, for an additional period of six (6) months following the Termination Period; provided, that upon written request by Employee, the Company shall pay Employee in cash, within thirty (30) days of such request, the value of any remaining Compensation due Employee under this Section 7.7.

8.       Representations, Warranties and Covenants of Employee.

         8.1.     Employee represents and warrants to the Company that:

                  8.1.1. There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's continued employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of the obligations hereunder; and

                  8.1.2. Employee has disclosed to the Company all restraints, confidentiality commitments or other employment restrictions that she has with any other employer, person or entity.

9. Survival of Provisions. The provisions of this Agreement set forth in Sections 5, 6, 7, 9, 16 and 19 hereof shall survive the termination of Employee's employment hereunder for any reason whatsoever.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto.

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11.      Notice. Any notice hereunder by either party shall be given by personal delivery or by sending such notice by certified mail, return-receipt requested, or telecopied, addressed or telecopied, as the case may be, to the other party at its address set forth below or at such other address designated by notice in the manner provided in this section. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

                  If to Employee:

                           Zeev Stein
                           28 Jacob Hazan Str.
                           Ra'anana 43563
                           Israel

                  If to the Company:

                           Orbit/FR, Inc.
                           Att: Corporate Secretary
                           506 Prudential Road
                           Horsham, PA 19047

12. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

13. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

14. Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to the principles of conflicts of laws of any jurisdiction.

15. Invalidity. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Agreement shall be

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adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

16. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

17. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided that, if the final day of any time period falls on a Saturday, Sunday or day which is a legal holiday in the location of the principal place of business of the Company, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.



                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed UNDER SEAL as of the day and year first written above.


Orbit/FR, Inc.


By:                      [SEAL]                                        [SEAL]
   ----------------------                        ----------------------
   Name:                                         Zeev Stein
   Title:


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